EXHIBIT 10.1

2005 COMPENSATION PLAN FOR OUTSIDE CONSULTANTS

1.	Purpose of Plan

This 2005 Compensation Plan for Outside Consultants (the "Plan") of Universal Food & Beverage Company, a Nevada corporation (the "Company"), for persons that render outside consulting services to the Company, is intended to advance the best interests of the Company by providing outside consultants with compensation for bone fide consulting services rendered to the Company.

2.	Definitions

For Plan purposes, except where the context might clearly indicate otherwise, the following terms shall have the meanings set forth below:

"Board" shall mean the Board of Directors of the Company.

"Common Shares" shall mean shares of the Company's common stock, $.01 par value per share, or, in the event that the outstanding Common Shares are hereafter changed into or exchanged for different shares of securities of the Company, such other shares or securities.

"Company" shall mean Universal Food & Beverage Company, a Nevada corporation.

"Consultant Stock Agreement" means an agreement executed by a Plan Participant and the Company as contemplated by Section 5, below, which imposes on the Common Shares held by the Plan Participant such restrictions as the Board deem appropriate, and which may be the consulting agreement between the Plan Participant and the Company.

3.	Administration of the Plan

(a) The Board shall administer the Plan and accordingly, it shall have full power to grant and issue Common Shares under the Plan, construe and interpret the Plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper. The Board may designate one of its members as the Plan Administrator for this Plan.

(b) The determination of those eligible to receive Common Shares, and the amount, type and timing of each grant and the terms and conditions of the Consultant Stock Agreements shall rest in the sole discretion of the Board, subject to the provisions of the Plan.

(c) The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any Consultant Stock Agreement, in the manner and to the extent it shall deem necessary to carry it into effect.

(d) Any decision made, or action taken, by the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

(e) Meetings of the Board relating to the Plan shall be held at such times and places as shall be determined by the Board. A majority of the members of the Board shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Board may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members.

(f) No member of the Board shall be liable for any act or omission of any other member of the Board or for any act or omission on his own part, including, but not limited to, the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct.

(g) The Company, through its management, shall supply full and timely information to the Board on all matters relating to the eligibility of persons to receive Common Shares under the Plan ("Plan Participants"), their duties and performance, and current information on any Plan Participant's termination of association with the Company, and such other pertinent information as the Board may require. The Company shall furnish the Board with such clerical and other assistance as is necessary in the performance of its duties hereunder.

(h) The Board may designate a committee of its members to administer the Plan. The Board may amend this Plan as appropriate to evidence this designation.

4.	Shares Subject to the Plan

The total number of Common Shares of the Company available for grant and issuance under the Plan shall be 3,250,000 Common Shares, subject to adjustment in accordance with Article 6 of the Plan, which shares may be either authorized but unissued or re-acquired Common Shares of the Company.

5.	Award Of Common Stock

(a) The Board from time to time, in its absolute discretion, may award Common Shares to outside consultants of the Company. All such recipients of Common Shares shall be collectively referred to throughout this Plan as Plan Participants. The Board is specifically authorized to grant the issuance of Common Shares under this Plan, as compensation that would otherwise be payable to the Plan Participants in exchange for their services to the Company.

(b) Common Shares shall be issued only pursuant to a Consultant Stock Agreement, which shall be executed by the Plan Participant and the Company and which shall contain such terms and conditions as the Board shall determine consistent with this Plan, including such restrictions on transfer as are imposed by the Consultant Stock Agreement.

(c) Upon delivery of the Common Shares to the Plan Participant below, the Consultant Stockholder shall have, unless otherwise provided by the Board, all the rights of a stockholder with respect to said shares, subject to the restrictions in the Consultant Stock Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Common Shares.

(d) All Common Shares issued under this Plan (including any Common Shares and other securities issued with respect to the Common Shares as a result of stock dividends, stock splits or similar changes in the capital structure of the Company) shall be subject to such restrictions as the Board shall provide, which restrictions may include, without limitation, restrictions concerning voting rights, transferability of the Common Shares; provided that the Board may, on such terms and conditions as it may determine to be appropriate, issue Common Shares without such restrictions or remove any or all of such restrictions. Common Shares may not be sold or encumbered until all applicable restrictions have terminated or expire. The restrictions, if any, imposed by the Board under this Section 5 need not be identical for all Common Shares and the imposition of any restrictions with respect to any Common Shares shall not require the imposition of the same or any other restrictions with respect to any other Common Shares.

6.	Adjustments or Changes in Capitalization

(a) In the event that the outstanding Common Shares of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend, prompt, proportionate, equitable, lawful and adequate adjustment shall be made of the aggregate number and kind of shares subject to all Consultant Stock Agreements which may be granted under the Plan, such that the Plan Participants shall have the right to receive such Common Shares as may be issued in exchange for the Common Shares had such merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend not taken place;

(b) The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Board, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan on account of any such adjustments.

7.	Amendment and Termination of Plan

(a) The Board may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as the Board may deem appropriate and in the best interest of the Company.

(b) No amendment, suspension or termination of this Plan shall, without the Plan Participant's consent, alter or impair any of the rights or obligations under any Consultant Stock Agreement theretofore granted to him under the Plan.

(c) No Common Shares shall be issued under the Plan after December 31, 2010.

8.	Government and other Regulations

The obligation of the Company to issue, transfer and deliver Common Shares received under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall then be in effect and required by the relevant stock exchanges on which the Common Shares are traded and by government entities as set forth below or as the Board in its sole discretion shall deem necessary or advisable. Specifically, in connection with the Securities Act of 1933, as amended, the receipt of any Common Shares under the Plan by Plan Participants shall be governed by the rules and regulations promulgated under the Securities Act of 1933, as amended, as to the permitted uses of Form S-8 and the issuance of securities registered on such Form S-8. Any determination in this connection by the Board shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, take any other affirmative action in order to cause the issuance of Common Shares pursuant thereto to comply with any law or regulation of any government authority.

9.	Miscellaneous Provisions

(a) No person shall have any claim or right to be granted Common Shares under the Plan, and the grant of Common Shares under the Plan shall not be construed as giving a Plan Participant the right to be retained by the Company. Furthermore, the Company expressly reserves the right at any time to terminate its relationship with an Plan Participant with or without cause, free from any liability, or any claim under the Plan, except as provided herein, in any agreement between the Company and the Plan Participant.

(b) Any expenses of administering this Plan shall be borne by the Company.

(c) The place of administration of the Plan shall be in the City of St. Charles, Illinois, but the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Nevada.

(d) Without amending the Plan, grants may be made to persons who are foreign nationals or employed outside the United States, or both, on such terms and conditions, consistent with the Plan's purpose, different from those specified in the Plan as may, in the judgment of the Board, be necessary or desirable to create equitable opportunities given differences in tax laws in other countries.

(e) In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Consultant Stock Agreement granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same, with counsel acceptable to the Plan Participant, before such Board member undertakes to handle and defend it on his own behalf.

10.	Written Agreement

All Common Shares granted hereunder shall be embodied in a written Consultant Stock Agreement which shall be subject to the terms and conditions prescribed above and shall be signed by the Plan Participant and by the President of the Company, or by the Chief Executive Officer of the Company or by the Plan Administrator of the Board, for and in the name and on behalf of the Company. Such Consultant Stock Agreement shall contain such other provisions as the Board, in its discretion shall deem advisable.

This Plan, and its terms and provisions, were duly approved by the Board as of the 1st day of October, 2005.